EXHIBIT 3.1

             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                          R&B FALCON CORPORATION

   The undersigned, Steven A. Webster, certifies that he is the Chief Executive Officer and President, of R&B Falcon Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

              1.  The name of the Corporation is R&B Falcon Corporation.

              2. The name of the Corporation under which it was originally incorporated was "R&B&F Corporation."

               3. The   original   Certificate  of   Incorporation  of  the
          Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 7, 1997.

               4. The Amended and Restated Certificate of Incorporation was duly adopted by stockholder written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

               5. The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

    FIRST:    The  name  of  the  corporation  is  R&B  Falcon  Corporation
(hereinafter the "Corporation").

   SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code ("GCL").

   FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 600,000,000 shares which shall be divided into (a) 550,000,000 shares of common stock having a par value of $.01 per share (the "Common Stock") and (b) 50,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock").

   A description of the different classes of capital stock of the Corpora tion, a statement of the relative rights of the holders of stock of such classes, and a statement of the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the various classes of capital stock are as follows:

A. Subject to limitations prescribed by applicable law and the provisions of this Article FOURTH, shares of the Preferred Stock may be issued by the Board of Directors of the Corporation with such voting powers, full or limited and without voting powers, and in such classes and series and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the corporation, which resolutions shall be set forth in a Certificate of Designation which shall be filed with the Secretary of State of the State of Delaware pursuant to the GCL.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
     (i) the number of shares constituting that series and the distinctive designation of that series; (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Direc tors shall determine; (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that se ries; and (viii) any other relative rights, preferences and limitations of that series.

B. A holder of shares of Common Stock of the Corporation shall be entitled to one vote for each and every share of Common Stock standing in his name at any and all meetings of stockholders of the Corpora tion.

C. There shall be set forth on the face or back of each certificate for shares of capital stock of the Corporation a statement that the Corporation will furnish without charge to each stockholder who so re quests, the designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

D. The designation, voting powers, preferences and relative, participating, optional and other special rights of the shares of an initial series of Preferred Stock, and the qualifications, limitations or restrictions thereof shall be, in addition to those set forth above, as follows:

       1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," par value $.01 per share (the "Series A Junior Preferred Stock"), and the number of shares constituting such series shall be 1,688,000.

       2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on the first day of January, April, July and October (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly
Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Corporation shall at any time after the record date for the initial distribution of the Corporation's Preferred Stock Purchase Rights pursuant to the Rights Agreement between the Corporation and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Declaration Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (b) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior
Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

       3.   Voting  Rights.   The  holders of shares  of  Series  A  Junior
Preferred Stock shall have the following voting rights:

       (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (b) Except as otherwise provided herein, or under applicable law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

       (c)(i) If at any time dividends on any Series A Junior Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of shares of Series A Junior Preferred Stock together with any other series of Preferred Stock then entitled to such a vote under the terms of the Amended and Restated Certificate of Incorporation, voting as a separate class, shall be entitled to elect two members of the Board of Directors of the Corporation.

       (ii) During any default period, such voting right of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Subsection 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor the rights of holders of Preferred Stock as hereinafter provided to increase in certain cases the authorized number of Directors shall be exercised unless the holders of 25% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Preferred Stock.

       (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request the Chairman or the Chief Executive Officer call a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by such person. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on a similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwith standing the provisions of this Section 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

       (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the class which elected the Director whose office shall have become vacant. References in this Section 3(c)(iv) to Directors elected by a particular class shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

       (d) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock, as a separate class, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock, as a separate class, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Amended and Restated Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of
Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Amended and Restated Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

       (e) Except as set forth herein or as otherwise provided in the Certificate of Incorporation, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

       4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i) declare or pay or set apart for payment any dividends or make any other distributions on, or redeem or purchase or otherwise acquire, directly or indirectly, for consideration any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

              (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock; or

             (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

       (b) The Corporation shall not permit any subsidiary of the Corpora tion to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      5. Reacquired Shares. Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

       6. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have received an amount equal to 100 times the par value per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Prefer ence"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing
(i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Preferred Stock and Common Stock, respectively, holders of Series A Junior Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Preferred Stock and Common Stock, on a per share basis, respectively.

       (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

       (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a frac tion, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       7. Consolidation, Merger, Share Exchange, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       8. No Redemption. The shares of Series A Junior Preferred Stock shall not be redeemable.

       9. Ranking. The Series A Junior Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

       10. Amendment. The Amended and Restated Certificate of Incorpora tion shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Preferred Stock, voting together as a single voting group.

       11. Fractional Shares. Series A Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock.

   FIFTH:   The  name  and mailing address of the Sole Incorporator  is  as follows:
Name                     Address
Deborah M. Reusch        P.O. Box 636
                         Wilmington, DE 19899

   SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corpo ration and of its directors and stockholders:
A. Election of directors need not be by ballot unless the Bylaws so provide.

B. A majority of the total number of authorized directors, whether or not there exists any vacancies in previously authorized directorships (a "Majority of the Board"), shall have the power, without the assent or vote of the stockholders, to adopt, amend or repeal the Bylaws of the Corporation.

C. Except as otherwise expressly prescribed by law, the stockholders may not adopt, amend or repeal the Bylaws of the Corporation, except by the affirmative vote of the holders of 66?% or more of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, considered as one class.

D. The number of directors shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation. No decrease in the number of directors shall shorten the term of any incumbent director.

E. The directors, other than those who may be elected by the holders of any class of series of stock having a preference over Common Stock as to dividends or upon liquidation, of the Corporation shall be divided into three classes, Class I, Class II and Class III. Except as other wise  provided  in this Certificate of Incorporation,  the  number  of directors in each class shall be as nearly equal in number as possible. Each initial director in Class I shall be elected to a term expiring at the first annual stockholders meeting following his election, each initial director in Class II shall be elected to a term expiring at the second annual stockholders meeting following his election, and each director in Class III shall be elected to an initial term expiring at the third annual stockholders meeting following his election. After the initial terms of the initial directors of a class of directors, each director of such class shall be elected for a term expiring on the third annual stockholders meeting following the annual stockholders meeting at which such director is elected. Any director elected to fill a vacancy or newly created directorship shall serve until the next election of the class for which such director has been elected.

F. A majority of the directors then in office, in their sole discretion, and whether or not consisting of less than a quorum, may elect a replacement director to serve during the unexpired term of any director previously elected whose office is vacant as a result of death, resignation, retirement, disqualification, removal or other wise, and may elect directors to fill any newly created directorships. Except as otherwise expressly prescribed by law and subject to the terms of any Preferred Stock, the stockholders may not elect a replacement director to fill any vacancy on the Board caused by death, resignation, retirement, disqualification, removal or otherwise, and may not elect directors to fill any newly created directorships. At any election of directors by the Board of Directors to fill any vacancy caused by an increase in the number of directors, the terms of the office for which candidates are nominated and elected shall be divided as set forth in paragraph E of this Article SIXTH.

G. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director to the full extent authorized or permitted by law (as now or hereafter in effect). Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph H. of Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

H. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

I. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman or the President and shall be called by the Chairman or the President or Secretary at the request in writing of a Majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of the Corporation may not be called by any other person or persons.

J. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 66?% of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered as one class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article SIXTH.

  SEVENTH: The Corporation shall indemnify its officers to the full extent permitted by the GCL, as amended from time to time.

   EIGHTH: No more than a minority of the number of the Corporation's directors necessary to constitute a quorum may be non-United States citi zens, within the meaning of Section 2 of the Shipping Act of 1916, as amended, and as may be further amended from time to time, and the rules and regulations promulgated thereunder (the "Shipping Act").

   NINTH: The Chairman of the Board of Directors and the President and, if the President is not the Chief Executive Officer, the Chief Executive Officer by whatever title, must each be a United States citizen, within the meaning of the Shipping Act.

  TENTH:
          A. (1) Any transfer, or attempted or purported transfer, of any shares of any class of stock issued by the Corporation or any interest therein or right thereof, which would result in the own ership or control by one or more Aliens (as defined herein) of an aggregate percentage of the shares of any class of stock of the Corporation or of any interest therein or right thereof in excess of the Permitted Percentage (as defined herein) shall, to the full extent permitted by law, and for so long as such excess shall exist, be void and shall be ineffective as against the Corporation, and the Corporation shall not recognize, to the extent of such excess, the purported transferee as a stockholder of the Corporation for any purpose whatsoever except the purpose of making a further transfer to a person who is not an Alien, provided, however, that such shares, to the extent of such excess, may nevertheless be deemed to be Alien-owned shares for purposes of the other provisions of this Article TENTH.

              (2) The Board of Directors is authorized to take such actions as it may deemed necessary or desirable to implement the restric tion set forth in subsection (1) of paragraph A of this Article TENTH, including, without limitation, (i) requiring, as a condition precedent to the transfer of shares on the records of the Corporation, representations and other proof as to the identi ty of existing or prospective stockholders and persons on whose behalf shares of stock of the Corporation or any interest therein or right thereof are or are to be held and as to whether such persons are Aliens, and (ii) adopting an appropriate legend or legends for certificates evidencing shares of stock of the Corpo ration.

      B. If Alien ownership of the outstanding stock of the Corporation or any class of stock thereof is in excess of the Permitted Percentage, the shares deemed included in such excess (herein referred to as "Excess Shares") shall be those Alien-owned shares that the Board of Directors determines became so owned most recently. The determination of the Board of Directors as to those shares that constitute the Excess Shares shall be conclusive. At any time there are Excess Shares, to the extent permitted by law,
      (i) such Excess Shares shall not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation, and (ii) the Corporation shall withhold the payment of dividends and the sharing in any other distribution in respect of the Excess Shares.

      C. The Corporation shall have the power, but not the obligation, to redeem Excess Shares subject to the following terms and conditions:

             (1) The per share redemption price (the "Redemption Price") to be paid for each Excess Share to be redeemed shall be the sum of
          (i) the average closing sales price of the Common Stock and (ii) any dividend or distribution declared with respect to such share prior to the date such share is called for redemption hereunder but which has been withheld by the Corporation under this Article. As used herein, the term "average closing sales price" shall mean the average of the closing sales prices of the Common Stock on the New York Stock Exchange Composite Tape during the 10 trading days immediately prior to the date the notice of redemption is given; except that if the Common Stock is not traded on the New York Stock Exchange, then the closing sales prices of the Common Stock on any other national security exchange on which such Common Stock is listed.

             (2) The Redemption Price shall be paid in cash.

             (3) A notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the redemption date to each holder of record of the shares to be re deemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state (i) the redemption date, (ii) the number of shares of Common Stock to be redeemed from such holder, (iii) the Redemption Price, and
          (iv) the place where certificates for such shares are to be surrendered for payment of the Redemption Price.

              (4) From and after the redemption date, dividends on the shares of Common Stock called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease.

              (5) Such other terms and conditions as the Board of Directors may reasonably determine.

      D. The provisions of this Article TENTH expire and become null and void in the event that the Corporation and each Subsidiary (as defined herein) and Controlled Person (as defined herein) cease to be a U.S. Maritime Company (as defined herein) unless, at or prior to that time, either the Corporation or a Subsidiary or a Controlled Person has, in some manner, reinstated itself as a U.S. Maritime Com pany or has contracted to reinstate itself as a U.S. Maritime Company.

          E. For purposes of this Article TENTH:

              (1) "Alien" means (a) any person (including an individual, partnership, corporation or association) who is not a citizen of the United States within the meaning of the Shipping Act; (b) any foreign government or representative thereof; (c) any corpora tion, the president, chief executive officer or chairman of the board of directors of which is an Alien, or of which more than an minority of the number of its directors necessary to constitute a quorum are Aliens; (d) any corporation organized under the laws of any foreign government; (e) any corporation of which 50% or greater interest is owned, beneficially or of record, or may be voted, by an Alien or Aliens, or which by any other means whatso ever is controlled by or in which control is permitted to be exercised by an Alien or Aliens (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose); (f) any partnership or association which is controlled by an Alien or Aliens; or (g) any person (including an individual, partnership, corporation or association) who acts as representative of or fiduciary for any person described in clauses (a) through (f) above.

              (2) "Controlled Person" means any corporation or partnership of which the Corporation or any Subsidiary owns or controls an interest in excess of 50%.

              (3) "Permitted Percentage" means 24% of the percentage of the outstanding shares of stock of the Corporation, or any class thereof, which, if such percentage were held by Aliens, would pre vent the Corporation (or any Subsidiary or Controlled Person) from being a U.S. Maritime Company.

              (4) "Subsidiary" means any corporation a majority of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or Con trolled Person or by the Corporation and one or more Subsidiaries and/or Controlled Persons.

              (5) "U.S. Maritime Company" means any corporation or other entity which, directly or indirectly, (a) owns or operates vessels in the United States coastwise or foreign trade; (b) owns or operates any vessel documented under the laws of the United States; (c) owns or operates any vessel on which there is a preferred mortgage issued in connection with the Title XI of the Merchant Marine Act, 1936, as amended; (d) owns or operates vessels under agreement with the United States Government (or any agency thereof); (e) conducts any activity, takes any actions or receives any benefit which would be adversely affected under any provision of the U.S. maritime, shipping or vessel documentation laws by virtue of Alien ownership of its stock; or (f) maintains a Capital Construction Fund under the provisions of Section 607 of the Merchant Marine Act, 1936, as amended.

       6. This restatement of the Certificate of Incorporation of R&B Falcon Corporation was adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, R&B Falcon Corporation has caused this Amended and Restated Certificate to be signed by Steven A. Webster, its Chief Executive Officer and President, this 23rd day of December, 1997.

                         R&B FALCON CORPORATION
                         By: /s/Steven A. Webster
                         Name:  Steven A. Webster
                         Title:  Chief Executive Officer and President